As filed with the Securities and Exchange Commission on April 1, 2009 Registration Statement No. 333-•

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

__________________

U.S. GEOTHERMAL INC.
(Exact name of Registrant as specified in its charter)

Delaware	4911	84-1472231
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employee Identification
incorporation or organization)	Classification Code Number)	No.)

1505 Tyrell Lane		(208) 424-1027
Boise, Idaho 83076		(Registrant’s telephone number,
(Address of principal executive		including area code)
offices)

Daniel J. Kunz
Chief Executive Officer
1505 Tyrell Lane
Boise, Idaho 83706
(208) 424-1027
(Name, address and telephone number of agent for service)
__________________

Copy to:

Bruce M. Wright	Christopher J. Barry
Goodmans LLP	Kimberley R. Anderson
1900 - 355 Burrard Street	Dorsey & Whitney LLP
Vancouver, BC V6C 2G8	1420 Fifth Avenue, Suite 3400
(604) 608-.4551	Seattle, WA 98101

(206) 903-8800

Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans,
please check the following box. [   ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [   ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act. [   ]

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer (Do not check if a smaller reporting company) [ ]	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

	Amount to		Proposed Maximum	Amount of
Title of Each Class of	be	Proposed Maximum	Aggregate Offering	Registration
Securities to be Registered	Registered(1)	Offering Price Per Unit	Price(2)	Fee

Common Stock, $0.001 par	50,000,000	$0.72	$36,000,000	$2,008.80
value

Warrants to Purchase	50,000,000	$0.00	N/A	(3)
Common Stock
Common Stock Issuable
Upon Exercise of Warrants	50,000,000 (4)	$0.72	$36,000,000	$2,008.80
Total				$4,017.60

(1)

In the event of a stock split, stock dividend, or similar transaction involving the common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) of the Securities Act.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share is based on the average of the high and low prices reported on the NYSE Amex for shares of the registrant’s common stock on March 30, 2009.

(3)	Pursuant to Rule 457(g) promulgated under the Securities Act of 1933, no filing fee is required.
(4)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, to the extent Rule 416 is applicable, there are also being registered such indeterminate number of additional shares as may become issuable pursuant to the anti-dilution provisions of the Warrants.

________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated April 1, 2009

Common Stock
Warrants to Purchase Common Stock

From time to time, in one or more offerings, we may issue and sell shares of our common stock, par value $0.001 per share, and warrants to purchase shares of our common stock, par value $0.001, in amounts, at prices and on terms to be determined at the time of offering.

We will provide the specific terms of these offerings in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference in this prospectus and any prospectus supplement, carefully before you invest. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of that offering.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Our common stock is quoted on the NYSE Amex under the trading symbol “HTM” and on the Toronto Stock Exchange under the trading symbol “GTH.” On March 30, 2009, the last reported sale price of our common stock on the NYSE Amex was $0.68 per share.

On March 30, 2009, the aggregate market value of our outstanding voting and non-voting common equity held by non- affiliates was approximately $38.9 million. As of the date hereof we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference in this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is •.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock and/or warrants to purchase common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may sell from time to time, in one or more offerings, up to 50,000,000 shares of our common stock and warrants to purchase up to 50,000,000 shares of our common stock. Each time we sell common stock and/or warrants to purchase common stock, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

          Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information.”

          Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “U.S. Geothermal,” “we,” “us,” “our” or similar references mean U.S. Geothermal Inc.

INCORPORATION BY REFERENCE

          The SEC allows us to “incorporate by reference” information we file with it. This means that we can disclose important information to you by referring you to those documents. Any information we reference in this manner is considered part of this prospectus. Information we file with the SEC after the date of this prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus.

          We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K) after the date of the initial registration statement and prior to effectiveness of the registration statement and after the effectiveness of this registration statement and before the termination of the offering.

  Our Annual Report on Form 10-K for the year ended March 31, 2008;

  Our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2008, September 30, 2008 and December 31, 2008;

  Our Current Reports on Form 8-K and 8-K/A filed May 2, 2008 (as amended on July 8, 2008 and August 26, 2008), July 25, 2008, and August 27, 2008;

  The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 31, 2008 from our definitive proxy statement on Schedule 14A for our 2008 Annual Meeting of Stockholders filed with the SEC on July 25, 2008;

  The description of our common stock contained in our registration statement on Form 8-A filed on April 15, 2008 with the Securities and Exchange Commission under Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for purposes of updating such description; and

  All other documents filed by us with the SEC under Sections 13 and 14 of the Securities Exchange Act of 1934 after the date of this prospectus but before the end of the offering of the securities made by this prospectus.

          As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents that are not specifically incorporated by reference, at no cost to you, by writing or calling us at:

U.S. Geothermal Inc.
1505 Tyrell Lane
Boise, ID 83706
208-424-1027

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

          This prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement. You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This registration statement contains forward-looking statements, including, but not limited to, our statements on strategy, operating forecasts, and our working capital requirements and availability. In addition, from time to time, our company or our representatives have made or may make forward-looking statements, orally or in writing. Such forward-looking statements may be included in, but are not limited to, various filings made by our company with the SEC, press releases or oral statements made by or with the approval of an authorized executive officer of our company. Forward-looking statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as “may”, “expect”, “anticipate”, “estimate”, or “continue” or the negative thereof or other variations thereon or comparable terminology. Actual results could differ materially from those projected or suggested in any forward-looking statements as a result of a wide variety of factors and conditions, including, but not limited to, the factors and conditions described in the discussions of “Risk Factors” and “Management’s Discussion and Analysis” in this registration statement and in other documents our company files from time to time with the SEC. The reader is cautioned that our company does not have a policy of updating or revising forward-looking statements and thus the reader should not assume that silence by management of our company over time means that actual events are bearing out as estimated in such forward-looking statements. All references to “dollars” or “$” are to United States dollars and all references to “Cdn$” are to Canadian dollars. United States dollar equivalents of Canadian dollar figures are based on the noon buying rate for Canadian dollars for the Federal Reserve Bank of New York on the applicable date.

RISK FACTORS

          An investment in our securities involves risks. You should carefully consider all of the information contained in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Incorporation by Reference,” including the risks described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

USE OF PROCEEDS

          Unless we have indicated otherwise in the accompanying prospectus supplement, we expect to use the net proceeds we receive from any offering of these securities for our general corporate purposes, including potential acquisitions of additional geothermal properties. We do not currently have any agreements or understandings with third parties to make any material acquisitions of, or investment in, other businesses. Depending on future events and others changes in the business climate, we may determine at a later time to use the net proceeds for different purposes.

DESCRIPTION OF COMMON STOCK

Capital Stock

          Under our Certificate of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 250,000,000 shares of common stock, with a par value of $0.001 per share. As of April 1, 2009, there were 62,033,887 shares of our common stock issued and outstanding. Our common stock is traded on the TSX under the symbol “GTH” and on the NYSE Amex under the symbol “HTM”. The holders of common stock:

  are entitled to one vote per share on each matter submitted to a vote of stockholders;

  have no cumulative voting rights, and, accordingly, the holders of a majority of the outstanding shares have the ability to elect all of the directors;

  have no preemptive or other rights to subscribe for shares; and

  are entitled to such distributions as may be declared from time to time by the board of directors from funds legally available therefore, and upon liquidation are entitled to share ratably in the distribution of assets remaining after payment of liabilities.

Transfer Agent

          The transfer agent and registrar for our common stock is Computershare Trust Company NA.

Warrants

          As of December 31, 2008, there were outstanding warrants to purchase 3,382,725 shares of common stock, 3,191,250 of which have an exercise price of $3.00 per share and 191,475 of which have an exercise price of $2.34. The warrants expire on April 28, 2010 and were issued as the result of a private placement on April 28, 2008 primarily to finance the acquisition of the San Emidio power plant facility in Nevada.

DESCRIPTION OF WARRANTS

          The following is a description of the general terms and provisions of the warrants. The particular terms of any series of warrants will be described in a prospectus supplement. If so indicated in a prospectus supplement, the terms of that series may differ from the terms set forth below.

General

          We may issue warrants to purchase common stock. Warrants may be issued independently or together with common stock and may be attached to or separate from common stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

          You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered including the following:

  the title of the warrants;

  the aggregate number of the warrants;

  the price or prices at which the warrants will be issued;

  the number of shares and the purchase price per share of common stock purchasable upon the exercise of the warrants;

  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  the date on which the right to exercise the warrants will commence and the date on which the right will expire;

  if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

  information relating to book-entry procedures, if any;

  if applicable, a discussion of material United States federal income tax considerations; and

  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

          We may sell the common stock and/or warrants to purchase common stock through underwriters or dealers, through agents, or directly to one or more purchasers. One or more prospectus supplements will describe the terms of the offering of the common stock and/or warrants to purchase common stock, including:

  the name or names of any agents or underwriters;
  the purchase price of the common stock and/or warrants to purchase common stock and the proceeds we will receive from the sale;
  any over-allotment options under which underwriters may purchase additional shares of common stock and/or warrants to purchase common stock from us;
  any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
  any discounts or concessions allowed or reallowed or paid to dealers; and
  any securities exchange or market on which the common stock may be listed.

          Only underwriters named in the prospectus supplement are underwriters of the common stock and/or warrants to purchase common stock offered by the prospectus supplement.

          If underwriters are used in the sale, they will acquire the common stock and/or warrants to purchase common stock for their own account and may resell the common stock and/or warrants to purchase common stock from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock and/or warrants to purchase common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the common stock and/or warrants to purchase common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the common stock and/or warrants to purchase common stock offered by the prospectus supplement if they are to purchase any of such offered shares. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement naming the underwriter.

          We may sell the common stock and/or warrants to purchase common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of the common stock and/or warrants to purchase common stock and we will describe any commissions we will pay the agent in the prospectus supplement.

          We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase the common stock and/or warrants to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

          We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

          Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying shares of common stock and/or warrants to purchase common stock so long as the stabilizing bids do not exceed a specified maximum price. Short covering transactions involve exercise by underwriters of an over-allotment option or purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares of common stock and/or warrants to purchase common stock originally sold by the dealer are purchased in a short covering transaction. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

          Our common stock is quoted on the NYSE Amex and the TSX. One or more underwriters may make a market in our common stock, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our common stock.

          Any underwriters who are qualified market makers on the NYSE Amex may engage in passive market making transactions in the securities on the NYSE Amex in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

          The following is a general summary of certain material U.S. federal income tax considerations related to the acquisition, ownership and disposition of our Common Stock. This summary deals only with persons or entities who purchase our Common Stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"). This summary does not address all aspects of U.S. federal income taxation that may be applicable to holders in light of their particular circumstances or to holders subject to special treatment under U.S. federal income tax law, such as (without limitation): banks, insurance companies, and other financial institutions; dealers in securities or foreign currencies; regulated investment companies; traders in securities that mark to market; U.S. expatriates or former long-term residents of the U.S.; persons holding Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment; persons holding Common Stock as a result of a constructive sale; persons holding Common Stock whose functional currency is not the U.S. dollar; persons who actually or by attribution own 10% or more of the outstanding shares of Common Stock; or entities that acquire Common Stock that are treated as partnerships for U.S. federal income tax purposes and investors (i.e., partners) in such partnerships. This summary does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws. Furthermore, this summary does not address any aspect of state, local or foreign tax laws or the alternative minimum tax provisions of the Code.

          We have not sought, and will not seek, a ruling from the Internal Revenue Service (the "IRS") as to any U.S. federal income tax consequence described herein. The IRS may disagree with aspects of this summary, and its determination may be upheld by a court. The IRS may also challenge our tax reporting, including for example our determinations of the amount of our income and capital gain.

          This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this Offering. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

          If an entity treated as a partnership holds our Common Stock, the tax treatment of the partners and the partnership generally will depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Common Stock you should consult your tax advisor.

          Prospective purchasers are strongly urged to consult their own tax advisors as to the specific tax consequences of the acquisition, ownership and disposition of our Common Stock to them under applicable U.S. federal, state, local and foreign laws and the effect of possible changes in such tax laws.

          As used in this summary, the term "U.S. Holder" means a beneficial owner of Common Stock, that is for U.S. federal income tax purposes: an individual who is a citizen or resident of the U.S.; a corporation (or other entity taxable as a corporation) organized under the laws of the U.S., any state thereof or the District of Columbia; an estate whose income is subject to U.S. federal income taxation regardless of its source; or a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

          The term “non-U.S. Holder” means any beneficial owner of Common Stock that is neither a U.S. Holder nor a partnership nor other entity or arrangement treated as a partnership for U.S. federal income tax purposes. A non-U.S. Holder should review the discussion under the heading “ – Non-U.S. Holders” below for more information.

UNITED STATES FEDERAL INCOME TAX
CONSEQUENCES OF THE OWNERSHIP OF COMMON STOCK

U.S. Holders

Distributions

          Distributions made on our Common Stock generally will be included in a U.S. Holder’s income as ordinary dividend income to the extent of our current and accumulated earnings and profits (determined under U.S. federal income tax principles) as of the end of our taxable year in which the distribution occurs. However, with respect to dividends received by individuals, for taxable years beginning before January 1, 2011, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. Holder’s adjusted tax basis in the Common Stock and thereafter as capital gain from the sale or exchange of such Common Stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.

Sale, Certain Redemptions or Other Taxable Dispositions of Common Stock

          Upon the sale, certain redemptions or other taxable dispositions of our Common Stock, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon such taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in the Common Stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. Holder’s holding period in the Common Stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will generally be subject to a maximum U.S. federal income tax rate of 15%, which maximum is currently scheduled to increase to 20% for dispositions occurring during taxable years beginning on or after January 1, 2011. The deductibility of capital losses is subject to limitations. A U.S. Holder who sells Common Stock at a loss which, in the aggregate, exceeds certain thresholds may be required to file a disclosure statement with the IRS.

Information Reporting and Backup Withholding

          Information reporting requirements generally will apply to payments of dividends on our Common Stock and to the proceeds of a sale of Common Stock paid to a U.S. Holder unless the U.S. Holder is an exempt recipient (such as a corporation). A backup withholding tax will apply to those payments if the U.S. Holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. Holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders

Dividends

          Distributions on our Common Stock will constitute dividends for U.S. tax purposes to the extent paid from our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce a non-U.S. holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock, which will be taxable according to rules discussed under the heading “Sale or Exchange of Common Stock,” below. Any dividends paid to a non-U.S. holder with respect to the shares of Common Stock generally will be subject to withholding tax at a 30% gross rate, subject to any exemption or lower rate under an applicable treaty if the non-U.S. Holder provides us with a properly executed IRS Form W-8BEN, unless the non-U.S. Holder provides us with a properly executed IRS Form W-8ECI (or other applicable form) relating to income effectively connected with the conduct of a trade or business within the U.S. Dividends that are effectively connected with the conduct of a trade or business within the U.S. and includible in the non-U.S. Holder’s gross income are not subject to the withholding tax (assuming proper certification and disclosure), but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

          A non-U.S. Holder of Common Stock who wishes to claim the benefit of an applicable treaty rate or exemption is required to satisfy certain certification and other requirements. If a non-U.S. Holder is eligible for an exemption from or a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale or Exchange of Common Stock

          In general, a non-U.S. Holder of Common Stock will not be subject to U.S. federal income tax on gain recognized from a sale, exchange, or other taxable disposition of such Common Stock, unless:

the gain is effectively connected with a U.S. trade or business carried on by the non-U.S. Holder (and, where an income tax treaty applies, is attributable to U.S. permanent establishment of the non-U.S. Holder), in which case the non-U.S. Holder will be subject to tax on the net gain from the sale at regular graduated federal income tax rates and, if the non-U.S. Holder is a corporation may be subject to branch profits tax, as described below;

the non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are met, in which case the non-U.S. Holder will be subject to a 30% tax on the gain from the sale, which may be offset by U.S. source capital losses;

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the non-U.S. Holder’s holding period or the 5-year period ending on the date of disposition of Common Stock; provided, that as long as our shares of Common Stock are regularly traded on an established securities market (“Regularly Traded Exception”), a non-U.S. Holder would not be subject to taxation under this rule if the non-U.S. Holder has not owned more than 5% of our Common Stock at any time during such 5-year or shorter period. Certain attribution rules apply in determining ownership for this purpose. We believe that we are currently, have been during one or more of the past 5 years and may be in one or more future years, a U.S. real property holding corporation for U.S. federal income tax purposes. There can be no assurance that the Common Stock will meet the Regularly Traded Exception at the time a non-U.S. Holder purchases Common Stock or sells, exchanges or otherwise disposes of such Common Stock Non-U.S. Holders are urged to consult with their own tax advisors regarding the consequences if we have been, are or will be a U.S. real property holding corporation.

          If a non-U.S. Holder is an individual described in the first bullet point above, he or she will be subject to tax on the net gain derived from the sale or other taxable disposition of our Common Stock under regular graduated U.S. federal income tax rates. If a non-U.S. Holder is a foreign corporation described in the first bullet point above, it will be subject to tax on its net gain from such a sale or other taxable disposition generally in the same manner as if it were a U.S. person as defined under the Code and, in addition, it may be subject to the branch profits tax at a gross rate equal to 30% of its effectively connected earnings and profits for that taxable year, subject to any exemption or lower rate as may be specified by an applicable income tax treaty. If a non-U.S. Holder is an individual described in the second bullet point above, such holder will be subject to tax at a rate of 30% (or subject to any exemption or lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale or other taxable disposition of our Common Stock even though such holder is not considered a resident of the U.S. The amount of such gain may be offset by the non-U.S. Holder’s U.S. source capital losses.

Information Reporting and Backup Withholding

          Generally, we must report annually to the IRS and to non-U.S. Holders the amount of dividends paid on our Common Stock to non-U.S. Holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding may also be made available to the tax authorities in the country in which a non-U.S. Holder resides under the provisions of an applicable income tax treaty.

          In general, a non-U.S. Holder will not be subject to backup withholding with respect to payments of dividends that we make, provided we receive a statement meeting certain requirements to the effect that the non-U.S. Holder is not a U.S. person and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient. The requirements for the statement will be met if (1) the non-U.S. Holder provides it’s name, address and U.S. taxpayer identification number, if any, and certifies, under penalty of perjury, that it is not a U.S. person (which certification may be made on IRS Form W-8BEN) or (2) a financial institution holding the instrument on behalf of the non-U.S. Holder certifies, under penalty of perjury, that such statement has been received by it and furnishes us or our paying agent with a copy of the statement. In addition, a non-U.S. Holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of a sale of our Common Stock within the U.S. or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient, or the non-U.S. Holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. Holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

          We do not plan to make any distributions for the foreseeable future. However, if we do make distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, they will constitute a return of capital and will first reduce a non-U.S. holder’s basis in our common stock, but not below zero, and then will be treated as gain from the sale of stock. Any dividend paid to a non-U.S. holder on our common stock will generally be subject to U.S. withholding tax at a 30 percent rate. The withholding tax might apply at a reduced rate under the terms of an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence. A non-U.S. holder must demonstrate its entitlement to treaty benefits by certifying eligibility. A non-U.S. holder can meet this certification requirement by providing a Form W-8BEN or appropriate substitute form. If the holder holds the stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The holder’s agent will then be required to provide certification, either directly or through other intermediaries. For payments made to a foreign partnership or other flow-through entity, the certification requirements generally apply to the partners or other owners as well as to the partnership or other entity, and the partnership or other entity must provide the partners’ or other owners’ documentation. Special rules, described below, apply if a dividend is effectively connected with a U.S. trade or business conducted by the non-U.S. holder.

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the common stock and/or warrants to purchase common stock offered by this prospectus will be passed upon for us by Dorsey & Whitney LLP.

EXPERTS

The financial statements as of March 31, 2008, 2007 and 2006 incorporated by reference into this prospectus have been so included in reliance on the report of Williams & Webster, P.S., independent accountants, given on the authority of said firm as experts in auditing and accounting.

Much of the information with respect to the geothermal resource at the Raft River, Empire and Neal Hot Springs projects incorporated by reference into this prospectus is derived from the reports of GeothermEx, Inc., Black Mountain Technology, and Teplow Geologic, respectively and has been included in this prospectus upon the authority of that company as experts with respect to the matters covered by the reports.

U.S. GEOTHERMAL INC.

Common Stock

Warrants to Purchase Common Stock

PROSPECTUS

The date of this prospectus is                          , 2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee*	$4,017.60
Legal Fees and Expenses	10,000.00
Accounting Fees and Expenses	20,000.00
Miscellaneous Expenses	5,000
Total	$39,017.60

*      All expenses other than the registration fee and filing fee are estimates.

Item 15. Indemnification of Directors and Officers

Article XII of the Certificate of Incorporation of U.S. Geothermal Inc. (“we”, “us” or “our company”) provides for indemnification of officers and directors except (i) for any breach of a director’s duty of loyalty to our company or our stakeholders (ii) acts and omission that are not in good faith or that involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the general corporate law of the State of Delaware, or (iv) for any transaction from which the director derived any improper benefit.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

Item 16. Exhibits

Other than contracts made in the ordinary course of business, the following are the material contracts that we have entered into within the two years preceding the date of this Registration Statement:

           (a)   Exhibits

EXHIBIT
NUMBER	DESCRIPTION

1.1	Form of Underwriting Agreement*

4.1	Form of Common Stock Warrant Agreement (including form of Common Stock Warrant Certificate)*

5.1	Opinion of Dorsey & Whitney LLP**

23.1	Consent of Williams and Webster, P.S.

23.2	Consent of GeothermEx Inc.**

23.3	Consent of Teplow Geologic**

23.4	Consent of Black Mountain Technology**

23.4	Consent of Dorsey & Whitney LLP (Included in Exhibit 5.1)

24.1	Powers of Attorney (Included in the Signature Pages of this Registration Statement)

*To be filed as an exhibit to a current report on Form 8-K and incorporated by reference herein in connection with a specific offering of securities.

**To be filed by amendment.

Item 17. Undertakings.

          (a)           The undersigned Registrant hereby undertakes:

          (1)      To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

          (i)      Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)      Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectuses filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

          (iii)      To include any material information with respect to the “Plan of Distribution” not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, That paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

          (A)      Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (B)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)      That, for purposes of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

          (ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 1, 2009	U.S. Geothermal Inc.
(Registrant)

/s/ Daniel J. Kunz
Daniel J. Kunz
Chief Executive Officer and President
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Daniel Kunz, Douglas Glaspey and Kerry Hawkley his attorney-in-fact and agent, with the full power of substitution and resubstitution and full power to act without the other, for them in any and all capacities, to sign any and all amendments, including post-effective amendments, and any registration statement relating to the same offering as this registration that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Registrant in the capacities and on the date indicated:

Name	Title	Date

/s/ Daniel J. Kunz	Chief Executive Officer, President and Director	April 1, 2009
Daniel J. Kunz	(Principal Executive Officer)

/s/ Kerry D. Hawkley	Chief Financial Officer (Principal Financial and	April 1, 2009
Kerry D. Hawkley	Accounting Officer)

/s/ Douglas J. Glaspey	Chief Operating Officer and Director	April 1, 2009
Douglas J. Glaspey

/s/ John H. Walker	Chairman and Director	April 1, 2009
John H. Walker

Director
Paul A. Larkin

Director
Leland R. Mink